EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-8 Nos. 333-196705 and 333-179187) pertaining to the Amended and Restated 2009 Stock Incentive Plan of Analogic Corporation,
2.	Registration Statement (Form S-8 No. 333-164735) pertaining to the 2009 Stock Incentive Plan of Analogic Corporation,
3.	Registration Statement (Form S-8 No. 333-149007) pertaining to the Analogic Corporation Non-Employee Director Stock Plan,
4.	Registration Statement (Form S-8 No. 333-143743) pertaining to the Analogic Corporation 2007 Stock Option Plan and the Analogic Corporation 2007 Restricted Stock Plan,
5.	Registration Statement (Form S-8 No. 333-129010) pertaining to the Key Employee Incentive Stock Option Plan dated June 11, 1998 of Analogic Corporation,
6.	Registration Statement (Form S-8 Nos. 333-113040 and 333-55588) pertaining to the Key Employee Stock Bonus Plan dated October 12, 2000 of Analogic Corporation,
7.	Registration Statement (Form S-8 Nos. 333-113039 and 333-40715) pertaining to the 1997 Non-qualified Stock Option Plan for Non-employee Directors of Analogic Corporation,
8.	Registration Statement (Form S-8 No. 033-05913) pertaining to the Employee Stock Purchase Plan of Analogic Corporation, and
9.	Registration Statement (Form S-8 No. 033-53381) pertaining to the 1993 Key Employee Incentive Stock Option Plan of Analogic Corporation

of our reports dated September 25, 2015, with respect to the consolidated financial statements and schedules of Analogic Corporation, and the effectiveness of internal control over financial reporting of Analogic Corporation, included in this Annual Report (Form 10-K) for the year ended July 31, 2015.

/s/ Ernst and Young LLP

Boston, Massachusetts

September 25, 2015